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                                   EXHIBIT 23
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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated April 16, 2001(except for Note E as to which the date is May 9, 2001), accompanying the consolidated financial statements and schedule included in the Annual Report of National Auto Credit, Inc. and Subsidiaries on Form 10-K for the year ended January 31, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statements of National Auto Credit, Inc. on Forms S-8 (File No. 2-93984, effective October 1, 1987, File No. 33-51727, effective December 28, 1993, and File No. 33-58579, effective May 31, 1995).



/s/ Grant Thornton LLP
Cleveland, Ohio
May 16, 2001



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